DOLPHIN ENTERTAINMENT ACQUIRES SHORE FIRE MEDIA

Top Music and Entertainment PR Agency Joins 42West, The Door and Viewpoint Creative In Dolphin's Entertainment Publicity and Marketing Group

NEW YORK and LOS ANGELES, December 3, 2019 - Dolphin Entertainment, Inc. (NASDAQ: DLPN), today announced a major expansion of its entertainment marketing capabilities through its acquisition of music and entertainment industry PR heavyweight, Shore Fire Media.

Shore Fire Media represents top recording artists in multiple genres, songwriters, music producers, record labels, music industry businesses, venues, trade organizations, authors, comedians, social media personalities and cultural institutions.  Shore Fire artists recently received 28 nominations for the 2020 Grammy Awards, including Album of the Year and Best New Artist.  Shore Fire clients have won over 100 Grammy Awards, and have been recipients of the following prizes and awards: Pulitzer Prize, Academy Award, Kennedy Center Honor, Emmy Award, Tony Award, Golden Globe Award and the Library of Congress Gershwin Prize for Popular Song.

“We are beyond thrilled to welcome Marilyn Laverty and the entire Shore Fire team into our family,” said Dolphin Entertainment CEO Bill O’Dowd. “Shore Fire’s reputation and relationships in the music industry are simply unparalleled.  With Marilyn and her team joining us, we feel like the holidays have come early this year.  We could not be more excited.”

“There are enormous advantages in bringing Shore Fire, 42West, and The Door together,” continued O’Dowd.  "With Shore Fire, we now have a unique collection of  companies that can collaborate seamlessly across music, live events, film, television, streaming platforms, lifestyle experiences, hospitality and consumer products, which multiplies very powerfully the impact of each individual company.”

"We’re delighted to join this great group of media professionals,” said Laverty. “Bill O’Dowd is a leader with tremendous vision and we look forward to the many opportunities that this will provide for our staff and for everyone we represent.”

Leslee Dart and Amanda Lundberg, Co-CEO’s of 42West, commented: “Marilyn and her team are among the very best in their field and we value the opportunities we have had to work closely with them.  This greater access to their expertise gives us a tremendous opportunity to work collaboratively, as we are already doing with The Door and Viewpoint.  We could not be more thrilled to welcome them to the super group.

Added Lois Najarian O’Neil, President of The Door, and Charlie Dougiello, CEO of The Door:  "We are so excited.  We have personally known Marilyn Laverty and her senior team at Shore Fire for many years and have always greatly respected the sincerity they bring to our field, the integrity they show as executives and how they’ve always cultivated the most credible roster of talent and important cultural projects.  Music is a huge passion and part of the fabric of The Door's foundation, and we’re excited to link arms with one of the best music agencies out there."

As part of Dolphin Entertainment, Shore Fire will continue to operate under its own name out of its existing offices in Brooklyn, Los Angeles and Nashville, with Laverty serving as President, and Mark Satlof, Matt Hanks and Rebecca Shapiro continuing to serve as Senior Vice-Presidents.

Morrison Foerster LLP served as legal counsel to Dolphin Entertainment and Wilentz, Goldman & Spitzer LLP for Shore Fire Media.

This press release does not constitute an offer of any securities for sale.  The shares of common stock to be issued in the acquisition have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Dolphin Entertainment, Inc.
Dolphin Entertainment is a leading independent entertainment marketing and premium content development company. Through our subsidiaries 42West and The Door, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the entertainment and hospitality industries. The Door and 42West are both recognized global leaders in PR services for their respective industries and, in December 2017, the New York Observer listed them, respectively, as the third and fourth most powerful PR firms of any kind in the United States. Dolphin's recent acquisition of Viewpoint Creative adds full-service creative branding and production capabilities to our marketing group. Dolphin's legacy content production business, founded by Emmy-nominated CEO Bill O'Dowd, has produced multiple feature films and award-winning digital series.

About Shore Fire
Shore Fire represents artists and culture makers at the top of their fields. The company's dedicated teams in New York, Los Angeles, and Nashville wield extensive, varied expertise to strategically amplify narratives and shape reputations for career-advancing effect. Shore Fire Media represents top recording artists in multiple genres, songwriters, music producers, record labels, music industry businesses, venues, trade organizations, authors, comedians, social media personalities and cultural institutions.

About 42 West
With unparalleled experience, contacts, and expertise, 42West is one of the leading full-service public-relations firms in the entertainment industry. The firm’s PR professionals have developed and executed marketing and publicity strategies for hundreds of movies, television shows, and digital productions as well as for countless individual actors, filmmakers, recording artists, and authors. In addition, 42West has also provided strategic communications counsel to a wide variety of high-profile individuals and corporate clients — ranging from movie and pop stars to major studios and media conglomerates.

About The Door
Founded in 2008, The Door is a creative relations agency constructed as “an idea house,” with a focus on building important, viable brands through diverse initiatives. Headquartered in New York, with offices in Chicago and Los Angeles, The Door represents a wide range of clients—including food and beverage, personalities, hospitality brands, events, consumer products, technology offerings, and entertainment/media entities.

About Viewpoint Creative
Founded in 1988, Viewpoint Creative is an award-winning full-service creative branding and production agency, with clients including major cable networks, streaming platforms and consumer product brands.  Viewpoint’s capabilities range from concept creation to final delivery, including: Brand Strategy; Concept and Creative Development; Design & Art Direction; Script & Copywriting; Live Action Production & Photography; Digital Development; Video Editing & Composite; Animation; Audio Mixing & Engineering; Project Management; and Technical Support.

Special Note Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment's expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Contact:

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com